CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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The Board of Directors
Tappan Zee Financial, Inc.

We consent to incorporation by reference in the registration statement on Form S-8 of Tappan Zee Financial, Inc. (related to the Tappan Zee Financial, Inc. 1996 Stock Option Plan for Officers and Employees, 1996 Stock Option Plan for Outside Directors, Recognition and Retention Plan for Officers, and Recognition and Retention Plan for Outside Directors) of our report dated April 29, 1997, relating to the consolidated balance sheets of Tappan Zee Financial, Inc. and subsidiary as of March 31, 1997 and 1996, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1997, which report appears in the March 31, 1997 annual report on Form 10-K of Tappan Zee Financial, Inc.


                                          /s/ KPMG Peat Marwick LLP
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                                          KPMG Peat Marwick LLP
Stamford, Connecticut
July 11, 1997